Exhibit 99.1

United States 12 Month Natural Gas Fund, LP
Monthly Account Statement
For the Month Ended March 31, 2019

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$13,069
Unrealized Gain (Loss) on Market Value of Futures	(191,009)
Dividend Income	980
Interest Income	8,157
Total Income (Loss)	$(168,803)

Expenses
General Partner Management Fees	$3,121
Professional Fees	7,550
Brokerage Commissions	93
Non-interested Directors' Fees and Expenses	53
Prepaid Insurance Expense	61
NYMEX License Fee	62
Total Expenses	10,940
Expense Waiver	(7,194)
Net Expenses	$3,746
Net Income (Loss)	$(172,549)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 3/1/19	$4,895,595
Net Income (Loss)	(172,549)

Net Asset Value End of Month	$4,723,046
Net Asset Value Per Share (450,000 Shares)	$10.50

To the Limited Partners of United States 12 Month Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended March 31, 2019 is accurate and complete.

/s/  Stuart P. Crumbaugh

 Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Natural Gas Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596